UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UNITED COMMUNITY BANKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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125 HIGHWAY 515 EAST
BLAIRSVILLE, GEORGIA 30514-0398

ADDITIONAL INFORMATION

2020 Annual Meeting of Shareholders of the Company to be held on May 6, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of United Community Banks, Inc. (“UCBI”), dated March 24, 2020, furnished to shareholders of UCBI in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, May 6, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 20, 2020.

The Notice of Change of Location should be read in conjunction with the Proxy Statement.

For Additional Information
Jefferson Harralson
Chief Financial Officer
(864) 240-6208
Jefferson_harralson@ucbi.com

Notice of Change of Location of Annual Meeting of Shareholders
to be Held on May 6, 2020

Dear Shareholder:

Due to the escalating nature of the coronavirus pandemic and in light of recent guidance from the Centers for Disease Control and Prevention, the World Health Organization, and federal, state and local public health authorities, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of United Community Banks, Inc. to be held on May 6, 2020 (the “2020 Annual Meeting”), at 1 p.m. Eastern Time has been changed to a virtual meeting format only, instead of holding an in-person meeting in Greenville, South Carolina.

HOW TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING:

As described in the proxy materials for the 2020 Annual Meeting, shareholders of record as of March 9, 2020, the record date, are entitled to participate in the 2020 Annual Meeting. To attend and participate in the virtual 2020 Annual Meeting, shareholders of record will need to visit www.virtualshareholdermeeting.com/UCBI2020 and use their 16-digit Control Number provided in the Notice to log in to this website.

Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Only one shareholder per 16-digit Control Number can access the 2020 Annual Meeting. Those without a Control Number may attend as guests of the 2020 Annual Meeting, but they will not have the option to vote their shares or participate during the virtual 2020 Annual Meeting. We would encourage shareholders to log in to this website and access the webcast before the virtual Annual Meeting’s start time.

Further instructions on how to attend, participate in and vote at the virtual 2020 Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/UCBI2020.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the 2020 Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By order of the Board of Directors,

Melinda Davis Lux
General Counsel and Corporate Secretary

Blairsville, Georgia
April 20, 2020

Access to the Annual Meeting on May 6, 2020 at 1:00 p.m. Eastern Time is available at
www.virtualshareholdermeeting.com/UCBI2020. United Community Banks Inc.’s Proxy Materials are available at www.ucbi.com (investor relations > financial & filings). Additionally, you may access our proxy materials at www.proxyvote.com.